UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2017

NVIDIA CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 San Tomas Expressway, Santa Clara, CA (Address of principal executive offices)	95050 (Zip Code)
Registrant’s telephone number, including area code: (408) 486-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On June 2, 2017, NVIDIA Corporation (the “Company”) entered into an agreement (the “Second Termination Agreement”) with Goldman Sachs & Co. LLC (“Goldman”) to terminate the remaining 11,503,866 outstanding warrants (the “Remaining Warrants”) to purchase shares of the Company’s common stock (the “Common Stock”) that were issued to Goldman pursuant to the letter agreement between the Company and Goldman, dated as of November 25, 2013.

In consideration of the termination of the Remaining Warrants, the Company will deliver shares of Common Stock to Goldman, the amount of which will be determined each day based on the daily volume-weighted average price of the Common Stock during an observation period beginning June 5, 2017 and ending June 30, 2017. The shares of Common Stock issuable under the Second Termination Agreement are being issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.
A copy of the Second Termination Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Second Termination Agreement contained in this Form 8-K is qualified in its entirety by reference to the Second Termination Agreement.

Item 3.02. Unregistered Sales of Equity Securities.
The information required by Item 3.02 is contained in Item 1.01 of this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Termination Agreement, dated as of June 2, 2017, by and between NVIDIA Corporation and Goldman Sachs & Co. LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: June 2, 2017	By: /s/ Colette M. Kress
Colette M. Kress
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Termination Agreement, dated as of June 2, 2017, by and between NVIDIA Corporation and Goldman Sachs & Co. LLC